As filed with the Securities and Exchange Commission on October 5, 2017

Registration No. 333-220632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCRYSTAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-578559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1860 Montreal Road

Tucker, Georgia 30084

(404) 601-1430

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Martin

1860 Montreal Road

Tucker, Georgia 30084

(404) 601-1430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Harris, Esq.

Brian S. Bernstein, Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

(561) 686-3307

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[  ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offering only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

Cocrystal Pharma, Inc. is hereby filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3 (Registration No. 333-220632), originally filed on September 26, 2017 (the “Registration Statement”), as an exhibit-only filing to file an opinion of Nason Yeager Gerson White & Lioce, P.A., filed herewith as Exhibit 5.1 (the “Opinion”). Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Opinion filed herewith as Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed March 31, 2015)

3.2	Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on December 1, 2014)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-3 filed August 14, 2015)

5.1	Legal Opinion of Nason, Yeager, Gerson, White & Lioce, P.A.*

23.1	Consent of BDO USA, LLP**

23.2	Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (included in Exhibit 5.1)*

* Filed herewith.

** Previously filed.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tucker, State of Georgia, on October 5, 2017.

Cocrystal Pharma, Inc.

By:	/s/ Gary Wilcox
Gary Wilcox
Interim Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Wilcox	Interim Chief Executive Officer and Vice Chairman of the Board (Principal Executive Officer)	October 5, 2017
Gary Wilcox

/s/ Raymond F. Schinazi	Chairman of the Board	October 5, 2017
Raymond F. Schinazi

/s/ David Block	Director	October 5, 2017
David Block

/s/ Phillip Frost	Director	October 5, 2017
Phillip Frost

/s/ Jane Hsiao	Director	October 5, 2017
Jane Hsiao

/s/ Steven Rubin	Director	October 5, 2017
Steven Rubin

/s/ James Martin	Chief Financial Officer (Principal	October 5, 2017
James Martin	Financial Officer and Principal Accounting Officer)